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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): October 12, 2000
                                                  ----------------

                               Fantasticon, Inc.
                   ----------------------------------------
            (Exact name of registrant as specified in its charter)


            Nevada                       0-19061                 87-0403330
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(State or other jurisdiction           (Commission          (I.R.S. Employer
        of incorporation)              File number)         Identification No.)


17117 W. Nine Mile Road, Suite 1515, Southfield, MI                 48075
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     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (248)569-3188
                                                     -------------


                          Santa Maria Resources, Inc.
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          Former name or former address, if changed since last report
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Item 1.  Changes in Control of Registrant.
         --------------------------------

         See response to Item 2.

Item 2.  Acquisition or Disposition of Properties.
         ----------------------------------------

     On October 12, 2000, Fantasticon.com, Inc., a Nevada corporation (formerly Santa Maria Resources, Inc. ("Santa Maria")) (the "Registrant"), consummated a merger pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 1, 2000 by and among Santa Maria and Fantasticon.com, Inc., a Nevada corporation ("Merger Sub"), and Fantasticon.com, Inc., a Delaware corporation ("Fantasticon.com"), Madman Backstage Productions, Inc., a Michigan corporation ("Madman"), and Impact Interactive, Inc., a Michigan corporation ("Impact"). Pursuant to the Merger Agreement, Fantasticon.com, Madman and Impact merged with and into Merger Sub (the "Merger"), with Merger Sub surviving as the wholly-owned subsidiary of Santa Maria. Pursuant to the Merger Agreement, Santa Maria changed its name to Fantasticon, Inc., and effected a 1:2 reverse split of its outstanding capital stock that became effective October 18, 2000.

     Pursuant to the terms and conditions of the Merger Agreement, all outstanding shares of capital stock of each of Fantasticon.com, Madman and Impact (the "FM&I Capital Stock") were converted into an aggregate of 6.5 million shares (post 1:2 split) of common stock of Registrant. The FM&I Capital Stock was then cancelled. Upon consummation of the Merger, Registrant had 9,500,291 shares outstanding, and is obligated to issue up to an additional 1.5 million shares, plus warrants for up to an additional 500,000 shares, upon consummation of a private placement to be effected in connection with the Merger.

     A copy of the joint press release issued in connection with the closing of the transaction, dated October 18, 2000, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 5.  Other Events.
         ------------

     In connection with the Merger, Santa Maria changed its name to Fantasticon, Inc. pursuant to the Articles of Amendment to the Articles of Incorporation of the Company filed on October 2, 2000 with the Secretary of State of the State of Nevada. Effective October 18, 2000 the trading symbol for Registrant's shares, as quote through the OTC Bulletin Board, was changed to FTST.OB. Effective from October 12, 2000, the Company's principal executive offices are located at 17117
W. Nine Mile Road, Suite 1515, Southfield, MI 48075, and its telephone number is
(248) 569-3188.

     Also in connection with the Merger, the former officers and directors of the Registrant resigned and will be replaced by appointees of Fantasticon.com, Madman and Impact. Henry T. Mayers has been appointed a director of Fantasticon, Inc., and will serve as its President and Chief Executive Officer. The company is currently interviewing candidates for additional board and officer positions and expects to fill at least two additional director positions in the near term.

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Item 7.  Financial Statements.
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     (a)  Financial Statements of Business Acquired.

     The financial statements required to be filed as part of this Current Report on Form 8-K will be filed no later than December 27, 2000 (75 days from the date of the Merger) as an amendment to this Report.

     (b)  Pro Forma Financial Information.

     The pro forma financial information required to be filed as part of this Current Report on Form 8-K will be filed no later than December 27, 2000 (75 days from the date of the Merger) as an amendment to this Report.

     (c)  Exhibits.

          10.1 Agreement and Plan of Merger dated as of September 1, 2000 by and between Santa Maria Resources, Inc., Fantasticon.com, Inc. (Nevada), and Fantasticon.Com, Inc. (Delaware), Madman Backstage Productions, Inc., and Impact Interactive, Inc.

          99.1 Joint Press Release of Fantasticon.com, Inc. and Santa Maria Resources, Inc. relating to the consummation of the Merger.

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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 26, 2000       FANTASTICON, INC.

                              By:  \s\ Henry T. Mayers
                                  -------------------------------------
                                   Name:  Henry T. Mayers
                                   Title:  President and Chief Executive Officer

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                                 EXHIBIT INDEX
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Exhibit
Number        Description of Document                                     Page
-------       -----------------------                                     ----

10.1          Agreement and Plan of Merger dated as of September
              1, 2000 by and between Santa Maria Resources, Inc., Fantasticon.com, Inc (Nevada), and Fantasticon.Com, Inc. (Delaware), Madman Backstage Productions, Inc., and Impact Interactive, Inc.

99.1 Joint Press Release of Fantasticon.com, Inc. and Santa Maria Resources, Inc. relating to the consummation of the Merger.

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